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                                                                     Exhibit 4.2

                               FIRST AMENDMENT TO

                      AMENDED AND RESTATED CREDIT AGREEMENT

     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), effective as of May 21, 2002, is entered into by and among U.S. Concrete, Inc., a Delaware corporation, (the "Borrower"), the Guarantors signatory hereto under the caption "Guarantors" (together with each other Person who becomes a Guarantor, collectively, the "Guarantors"), the Lenders signatory hereto under the caption "Lenders" (together with each other Person who becomes a Lender, collectively, the "Lenders") and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the other Lenders (in such capacity, together with any other Person who becomes the administrative agent, the "Administrative Agent"), Credit Lyonnais New York Branch and First Union National Bank, as syndication agents, and Branch Banking & Trust Company, as documentation agent.

                              PRELIMINARY STATEMENT

     WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent, the syndication agents and the documentation agent have entered into that certain Amended and Restated Credit Agreement dated as of August 31, 2001 (the "Credit Agreement") under the terms of which the Lenders agreed to make Revolving Credit Loans to the Borrower in an amount not exceeding
$200,000,000.00; and

     WHEREAS, the Borrower has requested the Lenders and the Administrative Agent to amend certain terms of the Credit Agreement; and

     WHEREAS, the Lenders and the Administrative Agent have agreed to do so to the extent reflected in this Amendment, provided that each of the Borrower and the Guarantors ratifies and confirms all of its respective obligations under the Credit Agreement and the Loan Documents.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Amendment to Section 1.1.

          (a) The definition of "EBITDA" in Section 1.1 of the Credit Agreement is hereby amended to add the following at the end of such definition:


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          "Notwithstanding anything herein to the contrary, for the purposes of calculating EBITDA, impairment to goodwill calculated in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, shall be disregarded."

          (b) The definition of "Significant Subsidiary" in Section 1.1 of the Credit Agreement is hereby amended to add the following clause after the phrase "book value" in both places that it appears:

          ", excluding any adjustment, charge to net income or other charge or write-off calculated in accordance with SFAS No. 142, Goodwill and Other Intangible Assets,"

     3. Amendment to Section 6.9. Section 6.9 of the Credit Agreement is hereby amended by adding the following at the end thereof:

          "For the purposes of calculating net worth, after September 30, 2001, impairments to goodwill calculated in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, shall be disregarded."

     4. Amendment to Section 6.15. Section 6.15 of the Credit Agreement is hereby amended by adding the following to the end thereof:

          "Notwithstanding the foregoing or any other provision of the Loan Documents, the Borrower may enter into such an agreement with respect to the real property located at 150 South Linden Avenue in San Francisco, California for a lease term not to exceed five (5) years (with an option to extend up to an additional five (5) years) and a rental rate not to exceed $250,000 per year (plus periodic adjustments customary for the related market), and on such other terms and conditions as approved by the Administrative Agent. Borrower shall submit all documentation evidencing such agreement for approval by the Administrative Agent prior to execution thereof."

     5. Amendment to Schedule 2.1. Schedule 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.1 attached hereto.

     6. Ratification. Each of the Borrower, as to itself and each Guarantor, and each Guarantor, as to itself, hereby ratifies all of its respective obligations under the Credit Agreement (including the Guaranty contained in Article X thereof) and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party remains in full force and effect and shall continue in full force and effect as amended and modified by this Amendment. Except as amended or modified by this Amendment, nothing in this Amendment extinguishes, novates or releases any right, claim, lien,


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security interest or entitlement of any of the Lenders or the Administrative
Agent created by or contained in any of such documents nor is the Borrower or any Guarantor released from any covenant, warranty or obligation created by or contained therein or herein.

     7. Representations and Warranties. Each of the Borrower, as to itself and each Guarantor, and each Guarantor, as to itself, hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower and such Guarantor, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower or such Guarantor, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents shall be true and correct on and as of the date of each Borrowing and the date of issuance, amendment, renewal or extension of each Letter of Credit, as applicable, except to the extent such representations and warranties relate to a prior date or, after prior notice to the Administrative Agent, are untrue or incorrect as a result of transactions permitted by the Loan Documents, (d) no Default exists under the Credit Agreement or under any other Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and each Guarantor.

     8. Conditions to Effectiveness. This Amendment shall be effective upon (i) the execution and delivery hereof by the Borrower, each Guarantor and Lenders constituting the Required Lenders to the Administrative Agent and receipt by the Administrative Agent of this Amendment.

     9. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

     10. Governing Law. This Amendment, the Credit Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of Texas and of the United States.

     11. Final Agreement of the Parties. THIS AMENDMENT AND THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                     [Remainder of Page Intentionally Blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or other authorized representatives thereunto duly authorized as of the date first above written.

                                  Borrower:

                                  U.S. CONCRETE

                                  By: /s/ Michael W. Harlan
                                      ------------------------------------------
                                      Michael W. Harlan
                                      Senior Vice President


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                                  Guarantors:

                                  AFTM Corporation, a Michigan corporation
                                  American Concrete Products, Inc., a California
                                    corporation
                                  Atlas-Tuck Concrete, Inc., an Oklahoma
                                    corporation
                                  Beall Concrete Enterprises, Ltd., a Texas
                                    limited partnership
                                  Beall Industries, Inc., a Texas corporation
                                  Beall Management, Inc., a Texas corporation
                                  Central Concrete Supply Co., Inc., a
                                    California corporation
                                  Central Precast Concrete, Inc., a California
                                    corporation
                                  Concrete XX Acquisition, Inc., a Delaware
                                    corporation
                                  Cornillie Fuel & Supply, Inc., a Michigan
                                    corporation
                                  Cornillie Leasing, Inc., a Michigan
                                    corporation
                                  DYNA, Inc., a Delaware corporation
                                  E.B. Metzen, Inc., a Michigan corporation
                                  Eastern Concrete Materials, Inc., a New Jersey
                                    corporation
                                  Fendt Transit Mix, Inc., a Michigan
                                    corporation
                                  Hunter Equipment Company, a Michigan
                                    corporation
                                  Ready Mix Concrete Company of Knoxville, a
                                    Delaware corporation
                                  San Diego Precast Concrete, Inc., a Delaware
                                    corporation
                                  Sierra Precast, Inc., a California corporation Smith Pre-Cast, Inc., a Delaware corporation Superior Concrete Materials, Inc. (f/k/a
                                    Opportunity Concrete Corporation, a
                                    District of Columbia corporation)
                                  USC Atlantic, Inc., a Delaware corporation
                                  USC GP, Inc., a Delaware corporation
                                  USC Management Co., LP, a Texas limited
                                    partnership
                                  USC Midsouth, Inc., a Delaware corporation
                                  USC Michigan, Inc., a Delaware corporation

                                  By: /s/ Michael W. Harlan
                                      ------------------------------------------
                                      Michael W. Harlan, Vice President


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                                  Carrier Excavation and Foundation Company, a
                                    Delaware corporation
                                  Premix Concrete Corp., a Delaware corporation Superior Redi-Mix, Inc., a Michigan corporation

                                  By: /s/ Charles W. Sommer
                                      ------------------------------------------
                                      Charles W. Sommer
                                      Vice President

                                  B.W.B., Inc. of Michigan, a Delaware
                                    corporation
                                  Central Concrete Corp., a Delaware corporation Olive Branch Ready Mix, Inc., a Delaware corporation
                                  Superior Materials Company, Inc., a Delaware
                                    corporation



                                  By: /s/ Donald Wayne
                                      ------------------------------------------
                                      Donald Wayne
                                      Vice President

                                  Wyoming Concrete Industries, Inc., a Delaware
                                    corporation

                                  By: /s/ Eugene P. Martineau
                                      ------------------------------------------
                                      Eugene P. Martineau
                                      Vice President


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                                  Administrative Agent/Lender:

                                  JPMORGAN CHASE BANK, formerly known as
                                    The Chase Manhattan Bank



                                  By:    /s/ Michael D. Pickerd
                                         ---------------------------------------
                                  Name:  Michael D. Pickerd
                                         ---------------------------------------
                                  Title: Senior Vice President
                                         ---------------------------------------


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                                  Syndication Agent/Lender:

                                  CREDIT LYONNAIS NEW YORK BRANCH

                                  By:    /s/ Attila Koc
                                         ---------------------------------------
                                  Name:  Attila Koc
                                         ---------------------------------------
                                  Title: Senior Vice President
                                         ---------------------------------------


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                                  Syndication Agent/Lender:

                                  FIRST UNION NATIONAL BANK

                                  By:    /s/ David L. Driggers
                                         ---------------------------------------
                                  Name:  David L. Driggers
                                         ---------------------------------------
                                  Title: Managing Director
                                         ---------------------------------------


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                                  Documentation Agent/Lender:

                                  BRANCH BANKING & TRUST COMPANY

                                  By:    /s/ Cory Boyte
                                         ---------------------------------------
                                  Name:  Cory Boyte
                                         ---------------------------------------
                                  Title: Senior Vice President
                                         ---------------------------------------



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                                  Lender:

                                  BANK OF AMERICA, N.A.

                                  By:    /s/ Elizabeth Jennings
                                         ---------------------------------------
                                  Name:  Elizabeth Jennings
                                         ---------------------------------------
                                  Title: Assistant Vice President
                                         ---------------------------------------


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                                  Lender:

                                  BANK ONE, N.A.

                                  By: /s/ Kandis A. Jaffrey
                                      ------------------------------------------
                                      Kandis A. Jaffrey, Director


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                                  Lender:

                                  THE BANK OF NOVA SCOTIA

                                  By:    /s/ N. Bell
                                         ---------------------------------------
                                  Name:  N. Bell
                                         ---------------------------------------
                                  Title: Senior Manager
                                         ---------------------------------------



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                                  Co-Managing Agent/Lender:

                                  FIRSTAR BANK

                                  By:    /s/ Joseph L. Sooter, Jr.
                                         ---------------------------------------
                                  Name:  Joseph L. Sooter, Jr.
                                         ---------------------------------------
                                  Title: Vice President
                                         ---------------------------------------



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                                  Lender:

                                  COMERICA BANK

                                  By:    /s/ William S. Rogers
                                         ---------------------------------------
                                  Name:  William S. Rogers
                                         ---------------------------------------
                                  Title: Vice President
                                         ---------------------------------------


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